UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2018

Stanley Black & Decker, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 6, 2018, Stanley Black & Decker, Inc. (the “Company”) completed its previously announced underwritten public offering of $500,000,000 in aggregate principal amount of the 4.250% Notes due 2028 (the “2028 Notes”) and $500,000,000 in aggregate principal amount of the 4.850% Notes due 2048 (the “2048 Notes” and, together with the 2028 Notes, the “Notes”). The Notes were offered and sold pursuant to a prospectus, dated October 25, 2017, forming a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-221127), and a prospectus supplement, dated October 30, 2018. The Company intends to use the net proceeds from the offering for general corporate purposes, including repayment of its borrowings.

The Notes were issued under an indenture, dated as of November 1, 2002 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as successor trustee to JPMorgan Chase Bank, N.A., as supplemented by a sixth supplemental indenture between the Company and the Trustee, establishing the terms of each series of the Notes (the Base Indenture, as so supplemented, the “Indenture”). The Indenture and the form of the Notes, which is attached as an exhibit to the Sixth Supplemental Indenture, provide, among other things, that the Notes are senior unsecured obligations of the Company.

The 2028 Notes and the 2048 Notes were priced to the public at 99.926 % and 99.888%, respectively, of the principal amount thereof. The 2028 Notes will mature on November 15, 2028 and will bear interest at a rate of 4.250% per year; and the 2048 Notes will mature on November 15, 2048 and will bear interest at a rate of 4.850% per year. The Company will pay interest on the Notes on May 15 and November 15 of each year, commencing on May 15, 2019.

Prior to August 15, 2028, in the case of the 2028 Notes, and May 15, 2048, in the case of the 2048 Notes, the Company may redeem the Notes, at its option, at any time and from time to time, as a whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) a make-whole amount as set forth in the Indenture, plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date. Commencing on August 15, 2028, in the case of the 2028 Notes, and May 15, 2048, in the case of the 2048 Notes, the Company may redeem the Notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.

Subject to certain limitations, in the event of a change of control repurchase event, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. The Indenture also contains certain limitations on the Company’s ability to incur liens and enter into sale lease-back transactions, as well as customary events of default.

A copy of the Base Indenture is incorporated by reference as Exhibit 4.1 to this Current Report on Form 8-K, and a copy of the Sixth Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Indenture, the Sixth Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 1, 2002, between Stanley Black & Decker, Inc. and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank (incorporated by reference to Exhibit 4(vi) to the Company’s Annual Report on Form 10-K for the year ended December 28, 2002).

4.2	Sixth Supplemental Indenture, dated as of November 6, 2018, between Stanley Black & Decker, Inc. and the Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 4.250% Notes due 2028 and the 4.850% Notes due 2048.

4.3	Form of Stanley Black & Decker, Inc.’s 4.250% Notes due 2028 (included in Exhibit 4.2 hereto).

4.4	Form of Stanley Black & Decker, Inc.’s 4.850% Notes due 2048 (included in Exhibit 4.2 hereto).

5.1	Opinion of Donald J. Riccitelli.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Donald J. Riccitelli (included in Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 6, 2018

Stanley Black & Decker, Inc.

By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General
Counsel and Secretary